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                                                               EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 15, 1996 and December 13, 1996 with respect to the Financial Statements of Total Audio Visual Services, a division of General Electric Capital Computer Leasing Corporation, in the Registration Statement (Form S-1 No. 333-18327) and related Prospectus of Caribiner International, Inc. for the registration of 2,159,930 shares of its common stock.

                                          /s/ Ernst & Young LLP

Atlanta, GA
January 27, 1997